INFOCAST CORPORATION

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                                  PRESS RELEASE
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             InfoCast Corporation and i360 Inc Sign Merger Agreement
             Customer Migration to InfoCast's ASP Platform Completed

TORONTO, May 4, 2000 - InfoCast Corporation (OTC BB: IFCC), an e-enabling application service provider (ASP), announced today that it has signed a definitive Agreement and Plan of Merger with i360 Inc., a Tucson-based aggregator of virtual communities through customized portals, providing for the previously announced acquisition by InfoCast of all of the outstanding shares of common stock of i360. The merger will give InfoCast access to i360's growing customer base of network marketing organizations and affinity groups. Closing of the transaction is expected to occur no later than July 15, 2000, subject to customary closing conditions.


"We're pleased that the merger agreement has been signed, and we anticipate this merger will be a catalyst for more rapid growth for our combined companies," said Jim Leech, InfoCast's president and CEO. "We have already successfully switched i360's burgeoning customer base to InfoCast's ASP hosting services, and look forward to expanding our offerings for network marketing organizations and affinity groups."

The Merger Agreement provides for a statutory merger of i360 into InfoCast, pursuant to which the holders of i360's issued and outstanding common stock will be entitled to receive .30 shares of InfoCast common stock per share of i360 common stock (an aggregate of 7,584,000 shares of InfoCast common stock). All outstanding options to purchase shares of i360 common stock will convert into options to purchase shares of InfoCast common stock at a 1:0.3 exchange ratio (an aggregate of 4,416,000 InfoCast Share Purchase Options and 900,000 InfoCast Employee Options). The transaction is expected to be treated as a reorganization for financial reporting purposes.

The transaction, which has been approved by the boards of directors of InfoCast and i360, is subject to certain conditions, including approval of the transaction by the stockholders of i360 and InfoCast, successful completion of any regulatory approvals and certain other conditions. InfoCast proposes to distribute a proxy statement to its stockholders for the approval at a stockholders' meeting of the Merger Agreement and the transactions contemplated thereby. Shareholders holding a majority of i360's common shares have already committed to vote in favor of the merger.

About InfoCast
InfoCast Corporation is a leading e-enabling application service provider (ASP), providing secure, scalable infrastructure-on-demand for enterprises to build closer relationships with customers, partners, and employees. Core InfoCast offerings include virtual call center (VCC), telework, and e-learning applications coupled with related best-of-breed offerings for customer care, data warehousing, and E-commerce. More information about InfoCast Corporation can be found on the Web at www.infocast-corp.com.

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About i360 inc i360 is revolutionizing  the way businesses,  organizations,  and affinity groups acquire and retain customers by using Web-based communities to maximize communication and achieve their missions. A provider of customized portals for virtual communities, i360 provides privately-branded Portal and Virtual Community Systems, bundles Internet access with compelling content, targeted business products, e-commerce, and customer support, accessible through PCs or i360's netHomeTV(TM) Internet appliance. i360 is committed to empowering organizations with innovative technologies that improve the lives of their
members.   The  company's   headquarters  are  in  Tucson,   Arizona.  For  more
information, go to http://www.i360inc.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, future action or inaction by the Boards of Directors and shareholders of InfoCast and i360 with respect to the matters referred to in this press release and the ability of InfoCast and i360 to market and develop their products. Although InfoCast believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by InfoCast or any other person that the objectives and plans of InfoCast will be achieved.

Contact Info:

Christopher Rouse
Vice President, Marketing
InfoCast Corporation
crouse@infocast-corp.com
Toll Free: (877) 338-8889

Cliff A. Jones
Investor Relations
InfoCast Corporation
cjones@infocast-corp.com
Toll Free: (877) 338-8889